Exhibit 5.1
                     Opinion of Schwabe Williamson & Wyatt



                                                     March _____, 2002

NBG Radio Network, Inc.
520 SW 6th Avenue, Suite 750
Portland, Oregon  97204
Ladies and Gentlemen:

         We are acting as counsel to NBG Radio Network, Inc., a Nevada Corporation (the "Company"), in connection with Registration Statement on Form S-8 (the "Registration Statement"), as amended by a Post Effective Amendment No. 1 ("Amendment") on March _____, 2002, filed by the Company under the Securities Act of 1933. The Amendment relates to the registration of an additional 500,000 shares ("Shares") of the common stock, $.001 par value (the "Common Stock"), of the Company issuable under the Company's 1998 Incentive Stock Option Plan, as amended (the "Plan").

         We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended, the Company's By-laws as currently in effect, the Registration Statement, the Amendment, the Plan, and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary to render this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan and the respective stock option agreements issued thereunder (including payment of the option exercise price provided for therein), and when issued in accordance with applicable "blue sky" and other securities laws, will be legally issued, fully paid and nonassessable under the Nevada General Corporation Law, the Nevada Constitution, and reported judicial decisions thereunder.

         We consent to the filing of this opinion as Exhibit 5.1 to the Amendment. In giving our consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,



                                            Schwabe, Williamson & Wyatt, P.C.